Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of American Eagle Outfitters, Inc., a Delaware corporation (the "Company"), hereby appoints Laura A. Weil and Neil Bulman, Jr. as his or her true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement") for the purpose of amending the Company's Registration Statement on Form S-8 (Registration No. 333-75188) relating to the Company's 1999 Stock Incentive Plan, and likewise to sign and file any additional amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys-in-fact, and to each of them, individually, full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of June 21, 2005.

Signature	Title
/s/ James V. O'Donnell James V. O'Donnell	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Roger S. Markfield Roger S. Markfield	Vice-Chairman, President and Director
/s/Laura A. Weil Laura A. Weil	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Dale E. Clifton Dale E. Clifton	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)
/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board and Director
/s/ Jon P. Diamond Jon P. Diamond	Director
/s/ Michael G. Jesselson Michael G. Jesselson	Director
/s/ Robert R. McMaster Robert R. McMaster	Director
/s/ Janice E. Page Janice E. Page	Director
/s/ Gerald E. Wedren Gerald E. Wedren	Director
/s/ Larry M. Wolf Larry M. Wolf	Director